       As filed with the Securities and Exchange Commission on June 7, 2001
                                                   Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                                GREAT LAKES REIT
             (Exact Name of Registrant as Specified in Its Charter)

           MARYLAND                                   36-4238056
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation or Organization)

                          823 COMMERCE DRIVE, SUITE 300
                            OAK BROOK, ILLINOIS 60523
                    (Address of Principal Executive Offices)

                      EQUITY AND PERFORMANCE INCENTIVE PLAN
                (AS AMENDED AND RESTATED AS OF FEBRUARY 28, 2001)
                            (Full Title of the Plan)

                               -------------------

                                RICHARD L. RASLEY
           EXECUTIVE VICE PRESIDENT, CO-GENERAL COUNSEL AND SECRETARY
                                GREAT LAKES REIT
                          823 COMMERCE DRIVE, SUITE 300
                            OAK BROOK, ILLINOIS 60523
                     (Name and Address of Agent For Service)

                                 (630) 368-2900
          (Telephone Number, Including Area Code, of Agent For Service)

                                 WITH A COPY TO:
                                TIMOTHY J. MELTON
                           JONES, DAY, REAVIS & POGUE
                                 77 WEST WACKER
                          CHICAGO, ILLINOIS 60601-1692
                                 (312) 782-3939

                               -------------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                        Proposed        Proposed
                                                                         Maximum        Maximum
                                                                        Offering       Aggregate
                                                       Amount To Be       Price         Offering         Amount Of
        Title Of Securities To Be Registered            Registered    Per Share(1)      Price(1)     Registration Fee(2)
-------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial Interest, par value
$.01 per share                                      1,088,090 shares     $17.28       $17,280,000         $4,320
=========================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of high and low sale prices of the shares of Common Shares of Beneficial Interest, par value $.01 per share, of the Company, on the New York Stock Exchange on May 31, 2001.

(2) An aggregate of 55,590 Common Shares of Beneficial Interest are being carried forward from Registration Statement No. 333-56617 (as amended pursuant to Post-Effective Amendment No. 1 filed on July 29, 1998). In connection with Registration Statement No. 333-56617, registration fees of approximately $288 were previously paid. An aggregate of 32,500 Common Shares of Beneficial Interest are being carried forward from Registration Statement No 333-56619 (as amended pursuant to Post-Effective Amendment No. 1 filed on July 29, 1998). In connection with Registration Statement No. 333-56619, registration fees of approximately $168 were previously paid.

                               -------------------

PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT CONTAINS A COMBINED PROSPECTUS THAT ALSO RELATES TO (i) 55,590 COMMON SHARES OF BENEFICIAL INTEREST REGISTERED UNDER A REGISTRATION STATEMENT ON FORM S-8 (FILE NO. 333-56617), WHICH BECAME EFFECTIVE ON JUNE 11, 1998 (AS AMENDED PURSUANT TO POST-EFFECTIVE AMENDMENT NO. 1 FILED ON JULY 29, 1998), AND (ii) 32,500 COMMON SHARES OF BENEFICIAL INTEREST REGISTERED UNDER A REGISTRATION STATEMENT ON FORM S-8 (FILE NO. 333-56619), WHICH BECAME EFFECTIVE ON JUNE 11, 1998 (AS AMENDED PURSUANT TO POST-EFFECTIVE AMENDMENT NO. 1 FILED ON JULY 29, 1998), WHICH SECURITIES HAVE NOT BEEN OFFERED OR
SOLD AS OF THE DATE OF THE FILING OF THIS REGISTRATION STATEMENT (THE "PREVIOUSLY REGISTERED SECURITIES"). THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 2 TO EACH OF REGISTRATION STATEMENT NO. 333-56617 AND REGISTRATION STATEMENT NO. 333-56619, PURSUANT TO WHICH THE TOTAL AMOUNT OF UNSOLD PREVIOUSLY REGISTERED SECURITIES REGISTERED ON REGISTRATION STATEMENT NO. 333-56617 AND REGISTRATION STATEMENT NO. 333-56619, MAY BE OFFERED AND SOLD AS COMMON SHARES OF BENEFICIAL INTEREST. IN THE EVENT THAT ANY OF SUCH PREVIOUSLY REGISTERED SECURITIES ARE OFFERED AND SOLD PRIOR TO THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, THE AMOUNT OF SUCH PREVIOUSLY REGISTERED SECURITIES SO SOLD WILL NOT BE INCLUDED IN THE PROSPECTUS HEREUNDER.

===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted form this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Great Lakes REIT (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         o The Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Commission on March 27, 2001;

         o The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 11, 2001; and

         o The description of the Company's common shares of beneficial interest, par value $.01 per share (the "Common Shares"), contained in the Company's Registration Statement on Form 8-A, filed with the Commission on July 16, 1998 (File No. 001-14307), including any amendment or report filed for the purpose of updating that description.

         All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated by reference and shall be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's Amended and Restated Declaration of Trust (the "Declaration of Trust") contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

         The Declaration of Trust authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or that such person may incur by reason of his status as a present or former trustee or officer of the Company. The Company's bylaws (the "Bylaws") obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

         Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as is permitted by the Maryland General Corporation Law, as amended ("MGCL") for directors and officers of

Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

         The Company has in effect insurance policies in the amount of $5,000,000 covering all of the Company's trustees and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

4.1                 Amended and Restated Declaration of Trust of the Company (incorporated by reference to Exhibit
                    3.2 to the Company's Registration Statement on Form S-4 (File No. 333-56167) (the "S-4")).

4.2                 Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the S-4).

4.3                 Great Lakes REIT Equity and Performance Incentive Plan (as amended and restated as of February
                    28, 2001).

5.1                 Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

23.1                Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).

23.2                Consent of Ernst & Young LLP.

24.1                Powers of Attorney (included in the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 7, 2001.

                 GREAT LAKES REIT



                         By:   /s/ Richard L. Rasley
                               ------------------------------------
                               Richard L. Rasley
                               EXECUTIVE VICE PRESIDENT, CO-GENERAL
                               COUNSEL AND SECRETARY

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears immediately below constitutes and appoints Richard A. May and Richard
L. Rasley, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ James J. Brinkerhoff                                Trustee                              June 7, 2001
------------------------------------
James J. Brinkerhoff

/s/ Matthew S. Dominski                                 Trustee                              June 7, 2001
------------------------------------
Matthew S. Dominski

/s/ James Hicks                           Senior Vice President - Finance,                   June 7, 2001
------------------------------------          Chief Financial Officer and
James Hicks                               Treasurer (Principal Financial and
                                                  Accounting Officer)

/s/ Patrick R. Hunt                       President, Chief Operating Officer                 June 7, 2001
------------------------------------                  and Trustee
Patrick R. Hunt

                                                        Trustee
------------------------------------
Daniel E. Josephs

/s/ Daniel P. Kearney                                   Trustee                              June 7, 2001
------------------------------------
Daniel P. Kearney

/s/ Richard A. May                           Chairman of the Board, Chief                    June 7, 2001
------------------------------------         Executive Officer and Trustee
Richard A. May                               (Principal Executive Officer);

/s/ Donald E. Phillips                                  Trustee                              June 7, 2001
------------------------------------
Donald E. Phillips

                                  EXHIBIT INDEX

4.1                 Amended and Restated Declaration of Trust of the Company (incorporated by reference to Exhibit
                    3.2 to the Company's Registration Statement on Form S-4 (File No. 333-56167) (the "S-4")).

4.2                 Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the S-4).

4.3                 Great Lakes REIT Equity and Performance Incentive Plan (as amended and restated as of February
                    28, 2001).

5.1                 Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

23.1                Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).

23.2                Consent of Ernst & Young LLP.

24.1                Powers of Attorney (included in the signature page of this Registration Statement).